                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 (No. 333-32259) of Evergreen Media Corporation of Los Angeles of our report dated May 2, 1997 relating to the financial statements of Century Chicago Broadcasting, L.P., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Chicago, Illinois

August 1, 1997